                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                          DATE OF REPORT: June 1, 1995
                     (Date of the Earliest Event Reported)




                               HEALTHSOURCE, INC.
             (Exact name of Registrant as specified in its charter)





New Hampshire                      1-11538                     02-0387748
(State or other               (Commission File           (I.R.S. Employer
jurisdiction of                    Number)               Identification Number)
incorporation)





          Two College Park Drive
          Hooksett, New Hampshire                               03106
(Address of principal executive offices)                      (Zip Code)





                                  603/268-7000
              (Registrant's Telephone Number, including area code)

Item 1.  Not applicable.


Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                 (i)      Background.

                          On June 1, 1995, Healthsource, Inc. (the "Company") announced that it had closed its previously-announced agreement to acquire the group health, HMO and third party administration business (the "Acquired Business") of Provident Life and Accident Insurance Company of America ("Provident") of Chattanooga, Tennessee, effective as of May 1, 1995, for $231 million in cash and securities (the "Acquisition"). The Acquired Business has $76 million in tangible net equity, representing the assumption of approximately $209 million in liabilities and the acquisition of approximately $285 million in assets. Healthsource paid $131 million in cash, subject to certain post-closing adjustments, and issued to Provident 1,000,000 shares of non-voting, non-convertible Class A Cumulative Preferred Stock with a face value of $100 per share. The Preferred Stock will pay a dividend of 6.25% for an initial two year period, during which the Company will have the right to redeem such stock for cash or by issuing a ten year subordinated note bearing a market interest rate, following which the dividend rate will be reset to a market rate. The cash portion of the purchase price was paid in part from cash on hand and in part from a line of credit under the Credit Agreement dated as of March 28, 1995 with Chase Manhattan Bank as Administrative Agent.

                          The Company purchased the Acquired Business for a lower purchase price than the original $310 million purchase price called for in the Asset and Stock Purchase Agreement of December 20, 1994 due to the negotiated effect of certain formulaic adjustments specified in such agreement and to the Acquired Business having had lower earnings during 1994 than guaranteed in such agreement.

                          The Acquisition took the form of a taxable purchase of assets. In conjunction with the Acquisition, the Company and Provident also entered into an agreement expiring in December 1997 under which the Company will provide certain administrative services relating to Provident's retained stop-loss business for which it will receive cost and performance-based compensation. The Company and Provident also entered into a disability services agreement with a term expiring in December 1997 under which the Company will provide consulting services for Provident's disability products in return for monthly fees of approximately $83,000 plus certain specified costs.

                          The Company entered into a non-competition agreement pursuant to which it has agreed not to write for its own account certain types of medical stop-loss insurance, group long- and short-term disability insurance or group life insurance for certain restricted periods between three and five years as specified in the agreement. Provident also entered into a non-competition agreement pursuant to which it agreed not to engage in the types of business conveyed to the Company for certain restricted periods between three and five years as specified in the agreement. The non-competition agreements are both subject to several exceptions as specified in the agreements.

                          In connection with the Acquisition, the Company has appointed Provident's President and Chief Executive Officer, J. Harold Chandler, to serve on the Company's Board of Directors.

                 (ii)     The Acquired Business.

                          The Acquired Business insures or administers health care benefits for an estimated 2.4 million lives, over 800,000 of whom are concentrated in the four Southeastern states of North Carolina, South Carolina, Tennessee and Georgia. The Company will continue the Acquired Business through its newly-formed and licensed insurance and third party administration companies, Healthsource Provident Insurance Company and Healthsource Provident Administrators, Inc.

                          (a)     Healthsource Provident Insurance Company.

                          In connection with the Acquisition, the Company formed a new insurance company, Healthsource Provident Insurance Company ("HPIC") licensed in the State of Tennessee and intended to be licensed in all 50 states, which at Closing had $35 million in net tangible equity and was capitalized with $173 million in investment grade assets and cash and $163 million in total liabilities related to the group medical insurance business acquired from Provident. HPIC sells minimum premium experience-rated group health insurance to larger employer groups and also sells medical insurance to small and medium sized employer groups (the "Select Group Business").

                          HPIC markets minimum premium and experience-rated group health insurance to employers with more than 150 employees. With this type of coverage, the employer bears all or a substantial portion of the claims risk. Premiums for each experience rated case are set based on the actual claims experience of the employer over prior periods, adjusted for expected claims for the coming year, plus an amount necessary to cover administrative expenses and profit. At the end of a policy year, an employer's account will show a surplus or deficit balance depending on actual claims experience. Excess balances for a current year are first applied to prior deficits, if any, then either held in reserve to offset any future deficits or returned to the employer. In cases where deficit balances exist, premiums for future periods are sought to be adjusted so that HPIC may recover the deficit provided the employer maintains its relationship with HPIC. There is no assurance that any such deficit can ultimately be recovered.

                          The current market of the Select Group Business is primarily employers located in the southeastern United States and having approximately 25 to 150 employees, although in some cases larger employers may choose fully-insured group health plans. Premiums for the Select Group Business represent approximately 27% of the premium revenue of the entire group health insurance business for the year ended December 31, 1994. Premiums for Select Group Business customers are based on expected claims of a pool of similar risks plus provisions for administrative expenses and profit.

                          Profitability of the Select Group Business is affected by premium pricing competition, deviations of actual claims experience from expected claims experience and the ability to control administrative expenses. Claims experience for the Select Group Business is primarily a function of health care cost inflation and morbidity rates. In general, experience-rated group health coverages have narrower profit margins and represent less risk to HPIC than fully-insured Select Group Business sold to small and medium employers. The Select Group Business market is characterized by wide swings in operating results.

                          Until its licensure in each state, HPIC will indemnity reinsure the insurance policies issued by Provident related to the acquired group medical insurance business. HPIC currently insures approximately 390,000 lives, and for the year ended December 31, 1994, the group medical insurance business had $238 million in premium revenue.

                          (b)     Healthsource Provident Administrators, Inc..

                          Also in connection with the Acquisition, the Company formed a new third party administration company, Healthsource Provident Administrators, Inc. ("HPA"), licensed and headquartered in Tennessee and intended to be licensed in all states where licensing is required. HPA administers claims for self-funded, administrative services only ("ASO") employer accounts with an estimated total of approximately 2,000,000 covered lives and will administer claims for the acquired group medical insurance business until licensure of HPIC in each state.

                          HPA markets ASO contracts to large employers that elect to self-insure their group accident and health and dental plans. HPA acts as the claims processor for the contracting employer in exchange for fee income related to claim volume. Services provided under these contracts also include actuarial, record-keeping, managed health care and other cost containment services provided by PHCP and other Company affiliates. Since HPA bears little or no risk and realizes no underwriting or investment income under ASO contracts, profitability depends primarily upon controlling administrative expenses.

                          For the year ended December 31, 1994, Provident had $2.7 billion in premium equivalents and approximately $110 million in fee income related to the third party claims administration business transferred to HPA.

                          (c)     Managed Care/HMOs.

                          The Company also acquired in the Acquisition the stock of Provident Health Care Plans, Inc. ("PHCP"), the holding company for Provident's four HMOs located in North Carolina, South Carolina, Tennessee and Georgia.

                          In the states of Tennessee, North Carolina, South Carolina and Georgia, PHCP owned PPO networks and HMO coverage, together with other managed care products and services (such as pre-admission authorization and management of catastrophic claims), are made available to employers primarily through PHCP. In other areas of the country PHCP and HPA generally affiliate with third party PPO networks to make such network services available to its customers along with its own managed care services. The acquired HMOs have been in a start-up phase and covered only approximately 10,000 lives on May 1, 1995.

                 (iii)    Marketing.

                          The Acquired Business employs field sales and service representatives in 19 sales offices throughout the United States. Field sales representatives sell large case group health products to employers on a direct basis and through consultants, brokers and independent general agents. The majority of experience-rated cases and ASO contracts are sold through national brokers and consultants. The principal elements necessary for success in the large case market are quality of service (particularly with respect to claims payment administration) and effective management of health care costs.

                          The Select Group Business, fully-insured products generally are sold by employees of HPA and its affiliates and through local and regional brokers and agents active in the employee benefits market. The principal element necessary for success in selling these products is competitive premium rates. Broker relationships and the quality of customer service are also important factors.

                 (iv)     Operations.

                          Most of the operations of the Acquired Business, including claim administration, are located at its two offices in greater Chattanooga, Tennessee where 1,175 people are employed. An additional regional claims office in Gastonia, North Carolina employs 150 people.

                          The Acquired Business also operates six (6) other claims offices located throughout the United States, staffed with approximately 571 claims personnel. The Acquired Business has an additional 273 sales and other full-time employees.

                 (v)      Properties.

                          In the Acquisition, the Company acquired Provident's claims processing facilities located in Hamilton Village, Tennessee and Gastonia, North Carolina at Provident's book value previously estimated at $6.8 million. The Company also leases a portion of Provident's headquarters facilities in Chattanooga, Tennessee for a four-year term (see Exhibit 10.4) covering approximately 200,000 square feet at an annual rent of approximately $2.8 million The Acquired Business also occupies field claims and sales offices located in 23 leased locations in 13 states.

                 (vi)     Data Processing.

                          Although the Company has employed approximately 136 computer programmers and support personnel and has acquired computer software, computer terminals and related hardware as part of the Acquired Business, Provident will continue to provide central data processing services to the Company from its main computer center in Chattanooga, Tennessee pursuant to a Computer Services Agreement. The Agreement has a four year term, terminable with one year's prior notice by the Company and provides that the Company will generally pay Provident's costs of providing such services.

Item 3 - 4.      Not applicable.


Item 5.          OTHER EVENTS.

                 On May 16, 1995, the Company's Texas affiliate, Healthsource North Texas, Inc. ("Healthsource North Texas"), was licensed to operate as an HMO in six counties in north-central Texas. Healthsource North Texas has commenced operations and is developing its membership. Healthsource North Texas is located in Fort Worth and is owned 70% by the Company and 30% by All Saints Health Systems, Inc., an integrated health care delivery system that includes two hospitals with 580 beds among them and several ambulatory care facilities.

                 Healthsource also announced that its agreement to acquire Health New England, Inc. ("HNE"), a managed care organization serving western Massachusetts, was terminated on June 1, 1995 due to the termination of negotiations regarding a hospital contract with HNE's largest hospital provider and shareholder.


Item 6.          Not applicable.


Item 7.          FINANCIAL STATEMENTS AND EXHIBITS.

                 (a) Financial statements of businesses acquired.

                 Audited statements of financial condition for the Acquired Business at December 31, 1993 and 1994 with the statements of income, owner's equity and cash flows for the period ended December 31, 1994 are filed herewith. It is impracticable to file the other required financial statements at this time. The Company will file such financial statements by amendment as soon as practicable but no later than 60 days from the date this Current Report on Form 8-K must be filed (June 16, 1995).

                 (b) Pro forma financial information.

                 It is impracticable to file the required pro forma financial information at this time. The Company will file such pro forma financial information by amendment at the time of filing the full financial statements referred to in Item 7(a) above.

                 (c) Exhibits.

                 4.1 Articles of Amendment to the Healthsource, Inc. Articles of Incorporation designating the rights, privileges and limitations of the Class A Cumulative Preferred Stock issued to Provident Life and Accident Insurance Company.

                 10.1 Third Closing Amendment to Asset and Stock Purchase Agreement dated May 31, 1995 among Provident Life and Accident Insurance Company of America, et al. and Healthsource, Inc.

                 10.2 Registration Rights Agreement dated May 31, 1995 between Provident Life and Accident Insurance Company of America, Inc. and Healthsource, Inc.

                 10.3 Non-Competition Agreement dated May 31, 1995 between Healthsource, Inc. and Provident Life and Accident Insurance Company of America

                 10.4 Lease dated as of May 1, 1995 between Provident Life and Accident Insurance Company and Healthsource Provident Administrators, Inc. relating to a certain property located at One Fountain Square, Chattanooga, Tennessee.

                 23.1 Consent of Ernst & Young re audited 1994 financial statements


Item 8.          Not applicable.



                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                HEALTHSOURCE, INC.


Dated: June 14, 1995
                                                By: /s/ Thomas M. Congoran
                                                    ----------------------------
                                                    Thomas M. Congoran
                                                    Chief Financial Officer

                          AUDITED FINANCIAL STATEMENTS

                    Provident Life and Accident Insurance
                     Company of America and Subsidiaries'
                          Medical Services Operations

                               December 31, 1994

                                ERNST& YOUNG LLP


AUDITED FINANCIAL STATEMENTS

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES'
MEDICAL SERVICES OPERATIONS

DECEMBER 31, 1994

Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Statements of Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Statement of Income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Statement of Owner's Equity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Statement of Cash Flows   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

[LOGO] ERNST & YOUNG LLP     800 Krystal Building           Phone:  615/756-3461
                             One Union Square                 Fax:  615/267-0304
                             Chattanooga, Tennessee  37402





                         REPORT OF INDEPENDENT AUDITORS






We have audited the accompanying statements of financial condition of Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations as of December 31, 1994 and 1993, and the related statements of income, owner's equity, and cash flows for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations at December 31, 1994 and 1993, and the results of its operations and cash flows for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, during 1994 the Company changed its method of accounting for certain debt and equity securities.

                                                  /s/ Ernst & Young LLP



Chattanooga, Tennessee
May 12, 1995


STATEMENTS OF FINANCIAL CONDITION

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

                                                                                        December 31
                                                                                 1994                 1993
                                                                                  (in thousands of dollars)
                                                                         ---------------------------------------------
ASSETS

  Investment Pool-Note 1                                                        $215,530             $233,863
  Cash and Bank Deposits                                                           5,482                5,948
  Accounts Receivable                                                             50,738               48,643
  Premiums Receivable                                                             18,734               20,712
  Accrued Investment Income                                                        3,987                4,182
  Property and Equipment - at cost less accumulated depreciation                  26,844               26,471
  Intangible Assets                                                              102,837              113,989
  Miscellaneous                                                                      326                   _
                                                                                --------             --------

 TOTAL ASSETS                                                                   $424,478             $453,808
                                                                                --------             --------

See notes to financial statements.

STATEMENTS OF FINANCIAL CONDITION - CONTINUED

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

                                                                                                 December 31
                                                                                          1994                1993
                                                                                          (in thousands of dollars)
                                                                              ---------------------------------------------
     LIABILITIES AND OWNER'S EQUITY
         Policy and Contract Benefits                                                   $ 78,275            $ 89,550
         Unearned Premiums                                                                   910                -
         Experience Rating Refunds                                                        46,190              56,349
         Policyholders' Funds                                                             25,971              11,039
         Deferred Federal Income Tax Liability                                            22,060              23,835
         Cash Overdrafts                                                                  40,087              29,064
         Deposits from Uninsured Accounts                                                 11,025              11,711
         Other Liabilities                                                                 8,033               7,301
                                                                                         -------             -------
         TOTAL LIABILITIES                                                               232,551             228,849
                                                                                         -------             -------

     COMMITMENTS AND CONTINGENT LIABILITIES--NOTE 7

     OWNER'S EQUITY
         Allocated Capital                                                               197,087             224,959
         Net Unrealized Loss on Securities--Note 1                                        (5,160)               _
                                                                                         -------             -------
     TOTAL OWNER'S EQUITY                                                                191,927             224,959
                                                                                         -------             -------

     TOTAL LIABILITIES AND OWNER'S EQUITY                                               $424,478            $453,808
                                                                                        ========            ========


See notes to financial statements.


STATEMENT OF INCOME

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

                                                                                              Year Ended December 31
                                                                                                       1994
                                                                                             (in thousands of dollars)
                                                                                             -------------------------
REVENUE
  Premium Income                                                                                       $238,203
  Net Investment Income                                                                                  18,131
  Net Realized Investment Gains                                                                             332
  ASO Fees                                                                                              108,949
  Other Income                                                                                           28,393
                                                                                                       --------
TOTAL REVENUE                                                                                           394,008
                                                                                                       --------

BENEFITS AND EXPENSES
  Policy and Contract Benefits                                                                          178,373
  Change in Reserves                                                                                      1,652
  Salaries                                                                                               93,176
  Other Operating Expenses                                                                              108,081
                                                                                                       --------
TOTAL BENEFITS AND EXPENSES                                                                             381,282
                                                                                                       --------

INCOME BEFORE FEDERAL INCOME TAXES                                                                       12,726
                                                                                                       --------

FEDERAL INCOME TAXES
  Current                                                                                                 3,386
  Deferred                                                                                                1,004
                                                                                                       --------
TOTAL FEDERAL INCOME TAXES                                                                                4,390
                                                                                                       --------

NET INCOME                                                                                             $ 8,336
                                                                                                       =======


See notes to financial statements.


STATEMENT OF OWNER'S EQUITY

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

                                                                                               Year Ended December 31
                                                                                                        1994
                                                                                              (in thousands of dollars)
                                                                                               -------------------------
ALLOCATED CAPITAL
  Balance at Beginning of Year                                                                         $224,959
  Return of Allocated Capital                                                                           (36,208)
  Net Income                                                                                              8,336
                                                                                                       --------
  Balance at End of Year                                                                                197,087
                                                                                                       --------

NET UNREALIZED LOSS ON SECURITIES
  Balance at Beginning of Year                                                                                -
  Adjustment for the Application of SFAS 115-Note 1                                                       9,258
  Change During Year                                                                                    (14,418)
                                                                                                       --------
  Balance at End of Year                                                                                 (5,160)
                                                                                                       --------

TOTAL OWNER'S EQUITY                                                                                   $191,927
                                                                                                       ========

See notes to financial statements.


STATEMENT OF CASH FLOWS

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

                                                                                               Year Ended December 31
                                                                                                        1994
                                                                                              (in thousands of dollars)
                                                                                              -------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income                                                                                           $ 8,336
   Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities
     Depreciation and Amortization                                                                       16,881
     Net Realized. Investment Gains                                                                        (332)
     Accounts Receivable                                                                                 (2,095)
     Premiums Receivable                                                                                  1,978
     Accrued Investment Income                                                                              195
     Insurance Reserves and Liabilities                                                                  (5,592)
     Federal Income Taxes                                                                                 1,004
     Change in Cash Overdrafts                                                                           11,023
     Other                                                                                                 (280)
                                                                                                        -------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                                31,118
                                                                                                        -------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from Sales of Investment Pool                                                                 15,204
  Proceeds from Maturities of Investment Pool                                                            26,522
  Purchase of Investment Pool                                                                           (31,000)
  Purchase of Property and Equipment                                                                     (6,102)
                                                                                                       --------
NET CASH PROVIDED BY INVESTING ACTIVITIES                                                                 4,624
                                                                                                       --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Return of Allocated Capital                                                                           (36,208)
                                                                                                       --------
NET CASH USED BY FINANCING ACTIVITIES                                                                   (36,208)
                                                                                                       --------

NET DECREASE IN CASH AND BANK DEPOSITS                                                                     (466)

CASH AND BANK DEPOSITS AT BEGINNING OF YEAR                                                               5,948
                                                                                                       --------
CASH AND BANK DEPOSITS AT END OF YEAR                                                                  $  5,482
                                                                                                       ========

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

NOTE 1-SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION: The accompanying financial statements have been prepared on the basis of generally accepted accounting principles. Such accounting principles differ from statutory accounting practices prescribed or permitted by state regulatory authorities. The financial statements include the accounts of the Medical Services Operations (Medical Services) of the Group Department of Provident Life and Accident Insurance Company of America and Subsidiaries (the Company). Medical Services is not a separate legal entity but is an operating division of the Group Department of the Company's wholly-owned subsidiaries, Provident Life and Accident Insurance Company and Provident Life and Casualty Insurance Company. Medical Services includes those products which involve the delivery of healthcare to employee groups and which will be transferred to Healthsource, Inc. under a purchase agreement dated December 20, 1994 (see Note 7).

OPERATIONS: Medical Services does business in the fifty states, the District of Columbia, Puerto Rico, and Canada, Medical Services operates in the health insurance business. As insurance companies, Provident Life and Accident Insurance Company and Provident Life and Casualty Insurance Company are subject to regulation by insurance regulatory bodies which, among other things, requires the maintenance of minimum capital and surplus and places restrictions on the amount of dividends which can be paid without regulatory approval.

INVESTMENTS: The investment pool reported in the statements of financial condition represents Medical Services' portion of investments owned by the Group Department of the Company and represents the invested assets necessary to support the liabilities and allocated capital of Medical Services. Individual investments of the Group Department are not specifically allocated to any operating division of the Group Department but are held and managed to support the operations of the Group Department as a whole. The Medical Services' portion of Group Department investments is 28.1 percent and 29.0 percent at December 31, 1994 and 1993, respectively. Net investment income and net realized investment gains reported in the statement of income represent Medical Services' pro rata share of net investment income and net realized investment gains of the Group Department. Amounts reported in Notes 2 and 3 represent total Group Department investments. The investments included in the investment pool are reported as follows:

Available-for-Sale Fixed Maturity Securities are reported at fair value.

Held-to-Maturity Fixed Maturity Securities are generally reported at amortized cost.

Equity Securities are reported at fair value.

Mortgage Loans are generally carried at the unpaid balance.

Real Estate other than foreclosed real estate is carried at cost less accumulated depreciation which is calculated using principally the straight-line method. Foreclosed real estate is carried at lower of cost or fair value, giving consideration to current occupancy rates and economic conditions, less accumulated depreciation from the date of foreclosure.

Short-term Investments are carried at cost.

Fixed maturity securities include bonds and redeemable preferred stocks. Equity securities include common stocks and nonredeemable preferred stocks. Fixed maturity and equity securities not bought and held for the purpose of selling in the near term but for which the Company does not have the positive intent and ability to hold to maturity are classified as available-for-sale. Fixed maturity securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. The Company determines the appropriate classification of fixed maturity securities at the time of purchase.

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Realized investment gains and losses, which are reported as a component of revenue in the statement of income, are based upon specific identification of the investments sold. At the time a decline in the value of an investment is determined to be other than temporary, a provision for loss is recorded which is included in realized investment gains and losses. Unrealized holding gains and losses, resulting from carrying available-for-sale securities at fair value, are reported in owner's equity, net of deferred tax credits of $2,779,000 at December 31, 1994.

PROPERTY AND EQUIPMENT: Property and equipment is depreciated on the straight-line method over its estimated useful life. The accumulated depreciation for property and equipment was $24,655,000 and $18,926,000 as of December 31, 1994 and 1993, respectively.

INTANGIBLE ASSETS: Intangible assets have been recorded in connection with the acquisition of the health insurance operations of an insurance company. The balance is amortized on the straight-line method over the estimated life of the insurance in force. The amortization periods do not exceed 20 years for large-case group health business and 10 years for small-case group health operations. Accumulated amortization was $77,683,000 and $66,531,000 as of December 31, 1994 and 1993, respectively.

REVENUE RECOGNITION: The amounts collected from policyholders are recognized as premium income over the premium paying period and are reported net of experience rating refunds and unearned premiums. Policyholders' funds represent funds deposited by contract holders and are not included in revenue.

POLICY AND CONTRACT BENEFITS: Policy and contract benefits are based on reported losses and estimates of incurred but not reported losses and related claim adjustment expenses. These estimates are subject to the effects of trends in claim severity and frequency. Although considerable variability is inherent in such estimates, management believes that such reserves are adequate. These estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

POLICYHOLDERS' FUNDS: Policyholders' funds represent customer deposits plus interest credited at contract rates.

OTHER OPERATING EXPENSES: Medical Services is provided certain administrative, actuarial, and investment services from the Company. These services are provided at cost.

FEDERAL INCOME TAXES: Deferred taxes have been recorded for significant temporary differences between financial statement income and taxable income.

CHANGES IN ACCOUNTING PRINCIPLES:

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 115 (SFAS 115), ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES

SFAS 115 addresses the accounting and reporting for investments in fixed maturity securities and for equity securities with readily determinable fair values. SFAS 115 requires these investments to be classified into three categories and accounted for as follows:

(1) Fixed maturity securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost.

(2) Fixed maturity and equity securities that are bought and held principally for the purpose of selling in the near term are classified as trading securities and repone at fair value, with changes in unrealized holding gains and losses included in INCOME.

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

(3) Fixed maturity and equity securities classified neither as held-to-maturity securities nor as trading securities are classified as available-for-sale securities and reported at fair value, with unrealized holding gains and losses reported as a separate component of owner's equity.

The issuance of SFAS 115 changed the previous definition of what constituted a security being held-to-maturity. Due to the significant restrictions placed on securities classified as held-to-maturity, the Company believes that prudent asset management requires a major portion of debt securities to be classified as available-for-sale.

The Company adopted the provisions of SFAS 115 as of January 1, 1994, and classified over 99 percent of the Group Department's fixed maturity securities as available-for-sale with the remainder reported as held-to-maturity. In accordance with SFAS 115, the 1993 statement of financial condition has not been restated to reflect the change in accounting principle.


The adjustments for the Group Department related to the adoption of SFAS 115 are as follows:

                                                                                  December 31          January 1
                                                                                      1994                1994
                                                                                     (in thousands of dollars)
                                                                             ----------------------------------------
Fair Value Adjustment to Fixed Maturity Securities                                  $(27,543)            $54,780
Less Deferred Federal Income Taxes                                                    (9,640)             19,173
                                                                                    --------             -------
Net Unrealized Gain (Loss) on Securities                                            $(17,903)            $35,607
                                                                                    ========             =======

The changes required by SFAS 115 did not result in any changes to the net income of Medical Services. The Company has not changed its investment policies or strategies as a result of the implementation of the new accounting requirements.

NOTE 2--FAIR VALUES OF FINANCIAL INSTRUMENTS


The carrying amounts and fair values of the Group Department's financial instruments are as follows:

                                                                            December 31
                                                                      (in thousands of dollars)
                                                    ----------------------------------------------------------------
                                                              1994                                   1993
                                                    Carrying           Fair               Carrying            Fair
                                                      Amount           Value                Amount            Value
                                                    -----------------------------     ------------------------------
ASSETS
Fixed Maturity Securities
  Available-for-Sale                                $674,928        $674,928               $      -         $      -
  Held-to-Maturity                                     3,565           3,486                708,158          763,593
Equity Securities                                      1,616           1,616                  1,472            1,472
Mortgage Loans                                        48,716          49,107                 52,270           56,935
Short-term Investments                                13,719          13,719                 24,149           24,149
Cash and Bank Deposits                                 5,808           5,808                  6,863            6,863

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

NOTE 2--FAIR VALUES OF FINANCIAL INSTRUMENTS - CONTINUED

The following methods and assumptions were used in estimating the fair values of financial instruments:

Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments. See
Note 3 for the amortized cost and fair values of securities by security type and by maturity date.

Equity Securities: Fair values for equity securities are based on quoted market prices.

Mortgage Loans: Fair values for mortgage loans are estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

Short-term Investments and Cash and Bank Deposits: Carrying amounts for short-term investments and cash and bank deposits approximate fair value.

NOTE 3--INVESTMENTS

SECURITIES


The amortized cost and fair values of the Group Department's fixed maturity securities by security type are as follows:

                                                                              December 31, 1994
                                                                           (in thousands of dollars)
                                                            ----------------------------------------------------------
                                                                              Gross          Gross
                                                             Amortized      Unrealized     Unrealized           Fair
                                                                Cost          Gains         Losses             Value
                                                            ----------------------------------------------------------
   AVAILABLE-FOR-SALE SECURITIES
   United States Government and
     Government Agencies and Authorities                      $ 6,433         $   71        $   213         $  6,291
   Foreign Governments                                          1,590             37             84            1,543
   Public Utilities                                           140,299          2,624          6,899          136,024
   Mortgage-backed Securities                                 132,890            431          8,541          124,780
   All Other Corporate Bonds                                  394,242          4,304         19,504          379,042
   Redeemable Preferred Stocks                                 27,017            988            757           27,248
                                                              -------         ------        -------         --------
       Total Fixed Maturity Securities                        702,471          8,455         35,998          674,928
   Equity Securities                                            2,688              -          1,072            1,616
                                                              -------         ------        -------         --------
                                                              705,159         $8,455        $37,070         $676,544
                                                              =======         ======        =======         ========
   HELD-TO-MATURITY SECURITIES
   United States Government and
     Government Agencies and Authorities                      $   542         $    -        $     3         $    539
   States, Municipalities, and
     Political Subdivisions                                     3,023            120            196            2,947
                                                              -------         ------        -------         --------
   Total                                                      $ 3,565         $  120        $   199         $  3,486
                                                              =======         ======        =======         ========


PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

NOTE 3--INVESTMENTS - CONTINUED


                                                                               December 31, 1993
                                                                          (in thousands of dollars)
                                                            ---------------------------------------------------------
                                                                             Gross            Gross
                                                            Amortized     Unrealized        Unrealized         Fair
                                                               Cost          Gains            Losses          Value
                                                            ---------------------------------------------------------
United States Government and
  Government Agencies and Authorities                        $    458        $   179        $     -         $    637
States, Municipalities, and
  Political Subdivisions                                        3,586            440              3            4,023
Foreign Governments                                             1,643            228              -            1,871
Public Utilities                                              143,239         14,556            363          157,432
Mortgage-backed Securities                                    167,295          4,416            367          171,344
All Other Corporate Bonds                                     360,816         34,545            522          394,839
Redeemable Preferred Stocks                                    31,121          2,405             79           33,447
                                                            ---------        -------        -------         --------
  Total Fixed Maturity Securities                           $ 708,158        $56,769        $ 1,334         $763,593
                                                            =========        =======        =======         ========

Equity Securities                                           $   2,231        $    42        $   801         $  1,472
                                                            =========        =======        =======         ========


The amortized cost and fair values of the Group Department's fixed maturity securities by maturity date are shown below. The maturity dates have not been adjusted for possible calls or prepayments.

                                                                                          December 31, 1994
                                                                                     (in thousands of dollars)
                                                                               -------------------------------------
                                                                                    Amortized             Fair
                                                                                       Cost              Value
                                                                               -------------------------------------
 AVAILABLE-FOR-SALE SECURITIES
   1 year or less                                                                    $ 29,722         $  30,133
   Over 1 year through 5 years                                                        103,593           103,664
   Over 5 years through 10 years                                                      300,409           280,917
   Over 10 years                                                                      135,857           135,434
                                                                                     --------         ---------
                                                                                      569,581           550,148
   Mortgage-backed Securities                                                         132,890           124,780
                                                                                     --------         ---------
                                                                                     $702,471         $ 674,928
                                                                                     ========         =========

 HELD-TO-MATURITY SECURITIES
   1 year or less                                                                       $ 578            $  431
   Over 1 year through 5 years                                                          1,147             1,179
   Over 5 years through 10 years                                                        1,298             1,337
   Over 10 years                                                                          542               539
                                                                                     --------         ---------
                                                                                     $  3,565         $   3,486
                                                                                     ========         =========

At December 31, 1994, the Group Department's investment in below-investment-grade fixed maturity securities (securities rated below Baa3 by Moody's Investors Services or an equivalent internal rating) was $45,096,000 or 5.9 percent of invested assets. The amortized cost of these securities was $47,500,000. At December 31, 1994, the Group Department had on deposit with regulatory authorities securities with a book value of $4,349,000 held for the protection of policyholders.

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

NOTE 3--INVESTMENTS - CONTINUED

MORTGAGE LOANS


        The Group Department's distribution of mortgage loans by property type and by the ten most significant states follows:

                                                                                         December 31, 1994
                                                                                     (in thousands of dollars)
                                                                                 ---------------------------------
                                                                                    Amount                 %
                                                                                 ------------         ------------
PROPERTY TYPE
   Industrial and Warehouse                                                         $13,624               28.0%
   Retail                                                                            11,290                23.2
   Healthcare                                                                         8,281                17.0
   Hotel                                                                              6,537                13.4
   Apartment                                                                          4,736                 9.7
   General Office Buildings                                                           3,737                 7.7
   Other                                                                                511                 1.0
                                                                                    -------              ------
     Total                                                                          $48,716               100.0%
                                                                                    =======              ======

STATE
   California                                                                       $15,744                32.3%
   Wisconsin                                                                          6,554                13.4
   Colorado                                                                           5,174                10.6
   Georgia                                                                            3,785                 7.8
   Maryland                                                                           3,084                 6.3
   Ohio                                                                               2,815                 5.8
   Washington                                                                         1,356                 2.8
   Virginia                                                                           1,346                 2.8
   Iowa                                                                               1,317                 2.7
   Kansas                                                                             1,254                 2.6
   Other                                                                              6,287                12.9
                                                                                    -------              ------
     Total                                                                          $48,716               100.0%
                                                                                    =======              ======


The mortgage loans are typically collateralized by the related properties, and the loan to value ratios at the date of loan origination generally do not exceed 75 percent.

There were no mortgage loans in the process of foreclosure at December 31, 1994.

REAL ESTATE

Accumulated depreciation on the Group Department's allocated portion of the Company's investment real estate portfolio was $3,182,000 and $2,341,000 as of December 31, 1994 and 1993, respectively.

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

NOTE 3--INVESTMENTS - CONTINUED
NON-CURRENT INVESTMENTS

There were no non-current investments at December 31, 1994. Bonds in default at December 31, 1993 were $525,000, or .07% of Group Department invested assets.

NET INVESTMENT INCOME


Sources for net investment income are as follows:

                                                                                              Year Ended December 31
                                                                                                       1994
                                                                                             (in thousands of dollars)
                                                                                             -------------------------
Fixed Maturity Securities                                                                            $60,127
Equity Securities                                                                                         98
Mortgage Loans                                                                                         4,825
Real Estate                                                                                              858
Short-term Investments                                                                                   462
Other                                                                                                    239
                                                                                                     -------
Gross Investment Income                                                                               66,609
Investment Expenses                                                                                      650
                                                                                                     -------
Net Investment Income - Group Department                                                             $65,959
                                                                                                     =======
Net Investment Income - Medical Services                                                             $18,131
                                                                                                     =======

REALIZED INVESTMENT GAINS


Realized investment gains are as follows:

                                                                                              Year Ended December 31
                                                                                                       1994
                                                                                             (in thousands of dollars)
                                                                                             -------------------------
Fixed Maturity Securities                                                                             $  954
Equity Securities                                                                                         29
Real Estate                                                                                              225
                                                                                                      ------
Net Realized Investment Gains - Group Department                                                      $1,208
                                                                                                      ======
Net Realized Investment Gains - Medical Services                                                      $  332
                                                                                                      ======

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

NOTE 3--INVESTMENTS - CONTINUED


Proceeds from sales of Group Department fixed maturity and equity securities and the related gross gains and losses realized on those sales are as follows:

                                                                                                Year Ended December 31
                                                                                                         1994
                                                                                               (in thousands of dollars)
                                                                                               -------------------------
PROCEEDS FROM SALES
  Available-for-Sale Fixed Maturity Securities                                                         $26,377
  Equity Securities                                                                                        238
GROSS GAINS
  Available-for-Sale Fixed Maturity Securities                                                           1,126
  Equity Securities                                                                                         29
GROSS LOSSES
  Available-for-Sale Fixed Maturity Securities                                                             172

NOTE 4-FEDERAL INCOME TAXES


A reconciliation of the income tax attributable to continuing operations computed at U.S. federal statutory tax rates to the income tax expense as included in the statement of income follows:

                                                                                                Year Ended December 31
                                                                                                          1994
                                                                                                ----------------------
Statutory Federal Income Tax Rate                                                                        35.0%
Tax-preferred Investment Income                                                                          (0.8)
Other Items, Net                                                                                          0.3
                                                                                                         ----
Effective Tax Rate                                                                                       34.5%
                                                                                                         ====

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

NOTE 4--FEDERAL INCOME TAXES - CONTINUED


Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of Medical Services' deferred federal income tax liability are as follows:

                                                                                             December 31
                                                                                      1994                 1993
                                                                                     (in thousands of dollars)
                                                                             -------------------------------------------
DEFERRED TAX LIABILITY
  Bond Market Discount                                                              $    417              $    409
  Cost of Business Acquired                                                           35,993                39,896
                                                                                    --------              --------
  Total Deferred Tax Liability                                                        36,410                40,305
                                                                                    --------              --------

DEFERRED TAX ASSET
   Reserves                                                                          11,482                  16,381
   Realized Investment Gains and Losses                                                  89                      89
   Unrealized Investment Gains and Losses                                             2,779                       -
                                                                                    -------                 -------
   Total Deferred Tax Asset                                                          14,350                  16,470
   Valuation Allowance for Deferred Tax Asset                                             -                       -
                                                                                    -------                 -------
   Deferred Tax Asset after Allowance                                                14,350                  16,470
                                                                                    -------                 -------
NET DEFERRED TAX LIABILITY                                                          $22,060                 $23,835
                                                                                    =======                 =======

Medical Services is required to establish a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. In the opinion of management, it is more likely than not that Medical Services will realize the benefit of the deferred tax asset, and, therefore, no such valuation allowance has been established.

The financial results of Medical Services are included in a consolidated tax return fled by the Company. The total federal income tax liability of Medical Services is determined on a separate return basis.

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

NOTE 5--RETIREMENT BENEFITS

PENSION PLAN

The Company provides a self-administered, defined benefit pension plan for eligible salaried employees. The benefits are based on years of service and the employee's highest consecutive five years of compensation. The Company's funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as the Company may determine to be appropriate. Plan assets are invested in two separate accounts of a subsidiary of the Company, one of which invests in listed equity securities and the other in corporate obligations and U.S. bonds, and in guaranteed fixed income group annuity contracts of a subsidiary of the Company. Medical Services employees participate in the plan sponsored by the Company. Pension expense for Medical Services was $1,783,000 for 1994.

POSTRETIREMENT PLANS

The Company sponsors two defined benefit postretirement plans other than pensions for full-time employees who have ten years of credited service with the Company and have reached age 55. One plan provides medical and dental benefits, and the other provides life insurance benefits. The postretirement health care plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. It is the Company's expressed intent to increase the health care plan's retiree contribution rate annually as the cost of health care increases. The life insurance plan is noncontributory and is fully funded through a life insurance contract issued by the Company. The health care plan is unfunded. Medical Services employees participate in the plans sponsored by the Company. Medical Services' portion of the Company's postretirement benefit cost for the health care plan was $2,531,000 in 1994.

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS

NOTE 6-LIABILITY FOR UNPAID CLAIMS AND CLAIM ADJUSTMENT EXPENSES


Changes in the liability for unpaid claims and claim adjustment expenses were as follows:

                                                                                             Year Ended December 31
                                                                                                      1994
                                                                                            (in thousands of dollars)
                                                                                            -------------------------
Balance at January 1                                                                                $ 59,878
                                                                                                    --------

Incurred related to:
  Current year                                                                                       206,876
  Prior years                                                                                        (17,508)
                                                                                                    ---------

Total incurred                                                                                       189,368
                                                                                                    --------

Paid related to:
  Current year                                                                                       150,209
  Prior years                                                                                         42,677
                                                                                                    --------

Total paid                                                                                           192,886
                                                                                                    --------

Balance at December 31                                                                              $ 56,360
                                                                                                    ========

There were no reinsurance recoverables at January 1 or December 31, 1994. The provision for unpaid claims and claim adjustment expenses occurring in prior years decreased due to lower than anticipated health care trends during this period.

NOTE 7--COMMITMENTS AND CONTINGENT LIABILITIES

In December 1994, the Company entered into an Asset and Stock Purchase Agreement (the Agreement) with Healthsource, Inc. under which Healthsource will acquire the Company's Medical Services Operations for $310.0 million ($210.0 in cash and $100.0 million in a new issue of Healthsource 6.25% Convertible Preferred Stock). The Agreement is subject to regulatory approvals and purchase price adjustments in certain circumstances. The parties are currently negotiating certain matters relating to the purchase price adjustments and other aspects of the Agreement in an effort to resolve open issues and close the transaction. It is unclear whether the resolution of those matters will have a material effect on the transaction. Under the Agreement, disagreements unresolved by the parties are submitted to arbitration. The transaction is expected to close in the second quarter of 1995.

Various lawsuits against Medical Services have arisen in the normal course of business. Contingent liabilities that might arise from litigation are not deemed likely to materially affect the financial position or net income of Medical Services.